UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

190 East Stacy Road
Suite 360281
Allen, TX	75002
(Address of principal executive offices)	(Zip code)

440-281-2813
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2014, Governor Bill Richardson resigned from his position as a director of SunVault Energy, Inc. (the “Company”). To the knowledge of the Company, Governor Bill Richardson’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on January 11, 2014, John Crawford, then Chief Executive Officer and a director of the Company, received a forwarded copy of an executed written consent of shareholders by e-mail from Michael Matvieshen, an individual believed to lead a group of shareholders that hold a majority of the outstanding shares of common stock of the Company (the “Shareholder Action”). The Shareholder Action, which appears to be erroneously dated January 9, 2013, demonstrates the intent of a majority of the shareholders of the Company to remove Mr. Crawford from his positions as Chief Executive Officer and director of the Company, effective immediately. The Shareholder Action also demonstrates the intent of a majority of the shareholders of the Company to take certain other corporate actions, including the appointment of an interim chief executive officer and new directors. Although the Shareholder Action may be legally deficient in several respects, Mr. Crawford felt that the Shareholder Action demonstrates the intention of Mr. Matvieshen, who, as noted above, leads a group of shareholders that control the Company. Accordingly, Mr. Crawford has elected to accede to the request in the Shareholder Action. Mr. Crawford will relinquish his position as an officer and director of the Company effective immediately following the filing of this report. Mr. Crawford has indicated to the board of directors of the Company that he has several disagreements with Mr. Matvieshen regarding the management of the Company and Mr. Matvieshen’s involvement in the daily affairs of the Company notwithstanding the fact that Mr. Matvieshen is neither an officer nor a director of the Company. It is this lack of alignment between Mr. Crawford and the controlling stockholders of the Company as represented by Mr. Matvieshen that resulted in Mr. Crawford’s departure.

Item 8.01 Other Events.

On November 1, 2014, the Company issued a press release announcing board approval of a possible transaction to acquire certain interests in two solar parks in Greece from BCI Renewables for approximately €4,869,598 (approximately $6,689,128) less assumed project financing debt and subject to other adjustments. In addition, on November 4, 2014, the Company issued a press release announcing that it had signed a term sheet with West Point International, Inc. (“West Point”) to issue secured convertible notes to West Point for a total payment of €4,898,598.83 (approximately $6,600,000). Both the acquisition of the Greece solar park interests and the transaction with West Point were conditioned on the completion of the Company’s due diligence relative to the Greece solar parks. Further information regarding these potential transactions was provided in the respective press releases.

The Company has elected not to proceed with the acquisition of the Greece solar parks or the transaction with West Point described above as it was unable to complete its due diligence investigation of the project.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: January 13, 2014	By:	/s/ John Crawford
John Crawford
Chief Executive Officer

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